Exhibit 16.1

June 14, 2019

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated June 13, 2019 of Zander Therapeutics, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Prager Metis CPAs

Prager Metis CPAs

El Segundo, CA